CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated Incentive Stock Option and Nonstatutory Stock Option Plan (May 1998) of Embrex, Inc. of our report dated February 20, 1998, with respect to the financial statements of Embrex, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                       /s/ ERNST & YOUNG LLP
                                                       Ernst & Young LLP

Raleigh, North Carolina
June 5, 1998